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                                                                  EXHIBIT 10.83

                          McCARTHY ASSOCIATES LIMITED





                              AGREEMENT OF LEASE




LANDLORD:   McCARTHY ASSOCIATES LIMITED

TENANT:     MEDAREX, INC.

PREMISES:   6410 rentable square feet on second floor
            as shown on Exhibit "B"
                        -----------

BUILDING:   Princeton Gateway Corporate Campus
            South Building (Building "A")
            707 State Road
            Princeton, New Jersey   08540

DATED:      July 7, 1999
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                            BASIC LEASE INFORMATION

Landlord:        McCarthy Associates Limited
                 a New Jersey limited partnership
                 c/o John F. McCarthy, III, Esq.
                 228 Alexander Street
                 P. O. Box 2329
                 Princeton, NJ   08543-2329

Tenant:          Medarex, Inc.
                 1545 Route 22 East
                 P. O. Box 953
                 Annandale, NJ  08801-0953

Type of Entity:  A corporation of the State of New Jersey

Definition       Base Year: calendar year 1999 for the initial Term

Definition       Commencement Date: on or about July 2, 1999

Definition       Rentable Area of Building:  37,966 rentable square feet

Definition       Rentable Area of Premises:  6,410 rentable square feet

Definition       Tenant's Proportionate Share: 16.88%

Definition       Termination Date: (1) Fifth anniversary of the Commencement
                 Date; or (2) Tenth Anniversary of the Commencement Date if
                 Tenant exercises its first option to renew; or (3) Fifteenth
                 Anniversary of the Commencement Date if Tenant exercises its second option to renew.

Section 1.3      Number of Parking Spaces:  twenty-five (25)

Section 1.3      Minimum Rent Per Year:     $150,635.00

Section 1.3      Minimum Rent Per Month:    $12,552.91

Article 36       Security Deposit:          $25,105.83


INITIALS:  /s/JFM      /s/DD
           ------      ------
           Landlord    Tenant
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                               TABLE OF CONTENTS

Basic Lease Information

1.   Premises; Rent                                           3
2.   Use                                                      4
3.   Commencement Date                                        5
4.   Acceptance                                               6
5.   Compliance with Laws and Insurance Requirements          6
6.   Additional Rent                                          7
7.   Rules and Regulations                                   10
8.   Finish and Condition of Premises                        11
9.   Landlord's Right of Entry                               11
10.  Maintenance by Tenant: Landlord                         12
11.  Alterations by Tenant or Landlord                       12
12.  Assignment and Subletting                               15
13.  Surrender                                               17
14.  Hold Over                                               17
15.  Services and Utilities                                  18
16.  Quiet Enjoyment                                         20
17.  Default                                                 21
18.  Landlord's Rights Upon Tenant's Default                 22
19.  Landlord's Remedies Cumulative; Expenses                24
20.  Subordination and Estoppel                              25
21.  Damage by Fire or Other Casualty                        26
22.  Mutual Waiver of Subrogation                            27
23.  Condemnation                                            28
24.  Changes Surrounding Building                            28
25.  Notices                                                 28
26.  No Waiver                                               29
27.  Landlord's Liability                                    30
28.  Indemnification; Tenant's Liability                     30
29.  Tenant's Insurance                                      31
30.  Mechanics' Lien                                         32
31.  Definition of Landlord                                  32
32.  Definition of Tenant                                    32
33.  No Personal Liability                                   33
34.  Directory                                               33
35.  Environmental Matters                                   33
36.  Security                                                34
37.  Intentionally Omitted                                   35
38.  Miscellaneous                                           35
39.  Renewal Option                                          37
40.  Property                                                38
41.  Obligation of Tenant  to Lease Contiguous Space         39
42.  Non-disturbance                                         39
43.  Consents, Approvals, Computations And Determinations    39
44.  Landlords' Representations and Warranties               39
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EXHIBITS
--------

EXHIBIT "A-1"       Description of the Real Property
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EXHIBIT "A-2"       Site Plan of the Real Property
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EXHIBIT "B"         Floor Plan of the Premises
-----------

EXHIBIT "C"         Rules and Regulations
-----------

EXHIBIT "D"         Cleaning Specifications
-----------

EXHIBIT "E"         Operating Expense Exclusions
-----------

EXHIBIT "F"         Minimum Rent for Renewal Period
-----------

EXHIBIT "G"         Property
-----------

    THIS AGREEMENT OF LEASE ("Lease") made on the 7/th/ day of July, 1999, between McCARTHY ASSOCIATES LIMITED, a New Jersey limited partnership, having an address c/o John F. McCarthy, III, Esq., 228 Alexander Street, P.O. Box 2329 Princeton, N.J. 08543-2329 ("Landlord"), and MEDAREX, Inc. a New Jersey corporation, having an office and principal place of business at 1545 Route 22 East, P.O. Box 953, Annandale, N.J. 08801 ("Tenant").

                             PRELIMINARY STATEMENT
                             ---------------------

    Landlord is the owner in fee simple of the tract of land situate, lying and being in the Township of Princeton, Mercer County, New Jersey, and being known and designated on the official tax maps of the Township of Princeton as Lot 160,
Section 41.04, upon which Landlord has constructed an office building containing approximately 37,966 rentable square feet of space and other related improvements to be known as South Building (Building "A") of Princeton Gateway Corporate Campus. Tenant desires to lease space in said building in accordance with, and subject to, the provisions of this Lease.

    NOW, THEREFORE, Landlord and Tenant agree as follows:

                                  DEFINITIONS

    For all purposes of this Lease and all agreements supplemental thereto or modifying this Lease, the following terms shall have the meanings herein specified:

    "Additional Rent" shall mean all sums payable by Tenant to Landlord pursuant to various articles of this Lease.

    "Alterations" shall have the meaning given to such term in Section 11.1 of this Lease.

    "Base Charge" shall have the meaning given such term in Section 6.1.3.

    "Base Year" shall mean 1999 for the initial Term of this Lease, 2004 for the First Option Period, if any, and 2009 for the Second Option Period, if any.

    "Broker" shall mean Fennelly Associates, Inc. and Keller, Dodds & Woodworth, Inc.

    "Building" shall mean the building known as South Building (Building"A") of Princeton Gateway Corporate Campus.

    "Building Holidays" shall mean such holidays as are from time to time customarily celebrated by United Stated federal offices.

    "Business Hours" shall mean 8:00 a.m. to 6:00 p.m. on Mondays through Fridays, excluding Building Holidays.

    "Commencement Date" shall mean on or about July 2, 1999.

    "Common Area" shall mean the portions of the Real Property which have not, at the time in question, been leased for the exclusive use by and/or possession of a specific tenant of the

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Building, including, without limitation, the land and facilities utilized as parking areas, access and perimeter roads; landscaped areas; exterior walks, stairways and ramps; interior corridors, elevators, stairs, arcades and balconies; storm and sanitary sewers, utility lines and the like; and wash rooms, lavatories and other public facilities. The term "Common Area" shall not include any portion of the Real Property that is customarily leased for the exclusive use by and/or possession of a tenant, but which, at the time in question, is vacant.

    "Excusable Delay" shall mean a delay caused by governmental action, or lack thereof, shortages or unavailability of materials and/or supplies, labor disputes, strikes, slow downs, job actions, picketing, secondary boycotts, fire or other casualty, delays in transportation, acts of God, requests, acts or failures to act of any governmental agencies or authorities, acts of declared or undeclared war, public disorder, riot or civil commotion, or by anything else beyond the reasonable control of Landlord, including delay caused directly or indirectly by Tenant or Tenant's Visitors.

    "Governmental Authority" shall mean Princeton Township, Mercer County, State of New Jersey or federal government, or any agency or quasi-governmental agency, or any fire insurance rating organization having jurisdiction or claiming jurisdiction over the Real Property or the use of operation thereof.

    "Landlord's Operating Expenses" shall have the meaning given such term in
Section 6.1 of this Lease.

    "Landlord's Statement" shall have the meaning given such term in Section 6.3 of this Lease.

    "Lease" or "this Lease" consists of this Lease and Exhibits "A-1" through
                                                       ----------------------
"G" attached hereto and made a part hereof.
---

    "Minimum Rent" shall mean the fixed rental payable by Tenant to Landlord in the amounts set forth on the Basic Lease information sheet.

    "Monthly Payment" shall have the meaning given such term in Section 6.4.

    "Premises" shall mean the portion of the Building shown as the area marked on the floor plan of the Building as the Medarex 6410 sq. ft., a copy of this floor plan is annexed hereto as Exhibit "B" and made a part hereof.
                                -----------

    "Project" shall mean only the South Building (Building "A") of the Princeton Gateway Corporate Campus.

    "Projected Expenses" shall have the meaning given such a term in Section
6.3.

    "Real Property" shall mean collectively the land upon which the Building is located as particularly described in Exhibits "A-1" and "A-2" hereto and made a
                                     ------------------------
part hereof, and the Building and all other improvements thereon, known as Lot 160, Section 41.04 on the Princeton Township Tax and Assessment Map.

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    "Rentable Area of the Building" shall mean 37,966 square feet for the purposes of this Lease.

    "Rentable Area of the Premises" shall mean 6,410 square feet for the purposes of this Lease.

    "Rules and Regulations" shall mean the Rules and Regulations set forth in Exhibit "C" annexed hereto and made a part hereof.
-----------

    "Structural Repairs" shall mean repairs to the roof, foundation, floors and permanent exterior walls and support columns of the Building.

    "Taxes" shall have the meaning given such term in Section 6.1 of this Lease.

    "Tenant's Electric" shall have the meaning given such term in Section 15.2.1 hereof.

    "Tenant's Proportionate Share" shall mean 16.88%.

    "Tenant's Visitors" shall mean persons invited by Tenant into the Premises as guests or doing lawful business with Tenant in the course of Tenant's business including without limitation Tenant's agents, servants, employees, invitees and licensees.

    "Term" shall mean the time period commencing on the Commencement Date and terminating on the Termination Date.

    "Termination Date" shall mean (i) the day immediately preceding the fifth (5/th/) anniversary of the Commencement Date, or (ii) the day immediately preceding the tenth (10/th/) anniversary of the Commencement Date if Tenant extends the Term in accordance with Article 39.1 hereof, or (iii) the day immediately preceding the fifteenth anniversary of the Commencement Date if Tenant extends the Term in accordance with Article 39.2 hereof; or (iv) such earlier date upon which this Lease may expire or be terminated pursuant to any provision of this Lease or pursuant to law.

                                   ARTICLE 1

                                 PREMISES; RENT

    1.1 Landlord, for and in consideration of the covenants hereinafter contained and made on the part of Tenant, hereby leases to Tenant and Tenant hereby hires from Landlord the Premises for the Term, subject, however, to the terms and conditions of this Lease.

    1.2 The leasing of the Premises to and by Tenant includes the non-exclusive right to the use of twenty-five (25) automobile parking spaces. Landlord, in its sole judgment, shall (i) be fair and equitable to all tenants in regulating parking; and (ii) throughout the Term, make parking available to Tenant on the same terms and conditions then available to other tenants.

    1.3 Tenant hereby covenants and agrees to pay (i) the Minimum Rent in equal monthly installments on the first day of each calendar month during the Term, in advance, in the amount

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set forth on the Basic Lease Information sheet (subject to the rent adjustment set forth in Section 1.7 of this Lease); (ii) all Additional Rent as herein provided; and (iii) Tenant's Electric as defined in Section 15.2.1 of this Lease. Tenant covenants that all Minimum Rent and Additional Rent shall be promptly paid to Landlord at its office or such other place as Landlord may from time to time designate, without any notice, demand, abatement, off-set, set-off, defense, counterclaim, suspension, deferment, deduction or diminution of any kind whatsoever, except as expressly provided in this Lese. Except as otherwise expressly provided herein, this Lease shall not terminate, nor shall Tenant have any right to terminate or avoid this Lease, nor shall the obligations and liabilities of Tenant hereunder be in any way affected for any reason. The obligations of Tenant hereunder shall be separate and independent covenants and agreements. If the Commencement Date or Termination Date shall fall on a day other than the first day of a month, the Minimum Rent and any Additional Rent payable hereunder shall be apportioned for the number of days in that month that are within the term.

    1.4 Any install or installments of Minimum Rent or Additional Rent accruing hereunder, and all other sums payable by Tenant hereunder, which are not paid within ten (10) days of the date when due shall be subject to a late charge equal to four percent (4%) of the amount unpaid and shall bear interest from the date when due at a rate per annum equal to two percent (2%) over the rate of interest announced publicly by Citibank, N.A. (or its successor), in New York, New York, from time to time, as its base rent (commonly referred to as its prime commercial lending rate or "Prime Rate"), which interest shall be deemed Additional Rent hereunder, payable upon demand therefor by Landlord.

    1.5 Landlord shall have all the rights and remedies for the collection of Additional Rent as are available to Landlord for the collection of the Minimum Rent pursuant to the terms of this Lease.

    1.6 Upon execution of this Lease by Tenant, Tenant shall pay to Landlord the first month's Minimum Rent and Additional Rent (if any) plus the security deposit.

                                   ARTICLE 2

                                      USE

    2.1 The Premises shall be used by Tenant only for executive and administrative offices and for no other use or purpose.

    2.2 Tenant shall not use, or suffer or permit the use of, the Premises or any part thereof in any manner or for any purpose or do, bring or keep anything, or suffer or permit anything to be done, brought or kept therein (including, but not limited to, the installation or operation of any electrical, electronic or other equipment, but not including word processors and personal computers) (i) which violates any covenant, agreement, term, provision or condition of this Lease or is unlawful or in contravention of the certificate of occupancy for the Building or for the Premises, or is a contravention of any legal, zoning or insurance requirement to which the Building or the Premises is subject, or (ii) which would alter, affect or interfere with or which would overload or could cause an overload of the electrical or mechanical systems or any other component of the Building or which would exceed the floor load per square foot which the floor was designed to carry and which is allowed by law, or (iii) which in the reasonable judgment of the Landlord may in any way impair or interfere with the proper and economic heating or air conditioning of the Building. Tenant shall suffer or permit the Building or any component thereof to be used in any manner or anything to be done therein or anything to be brought into or kept thereon which, in the judgment of Landlord, would in any way impair or tend to impair or exceed the design criteria, the structural integrity, character or appearance of the Building, or any system or component thereof, or result in the use of the Building, or any component thereof, in a manner or for a purpose not intended. Tenant shall not use, or suffer or permit the use of, the Premises or any part thereof in any manner, or do, or suffer or permit the doing of, anything therein or in connection with the Tenant's business or advertising which, in the reasonable judgment of the Landlord, may be prejudicial to the business of Landlord or the reputation of the Premises of the Building. Tenant is responsible for complying with all provisions of the Princeton Township Zoning ordinance.

    2.3 Tenant shall take occupancy and commence business in the Premises on or before ninety (90) days after the Commencement Date. Prior to occupancy, Tenants may undertake some improvement to the Premises in accordance with
Article 7 of this Lease.

                                   ARTICLE 3

                               COMMENCEMENT DATE

    3.1 Landlord estimates that the Premises will be ready for Tenant's occupancy (on an "as is" basis) on the Commencement Date. Landlord represents that the Premises may be occupied by Tenant on an "as is" basis pursuant to the certificate of occupancy previously obtained for the Premises. If Tenant performs the alterations pursuant to Section 7.4 of this Lease, Tenant must obtain a new Certificate of Occupancy for the Premises, at Tenant's sole cost and expense and at no expense to Landlord. If the Premises are not ready for occupancy on the Commencement Date because the existing tenant of the Premises has not vacated the Premises, the Commencement Date shall be the day after the Effective Date, the Rent shall be adjusted accordingly and this Lease shall nevertheless continue in full force and effect. Tenant shall have the right to rescind, cancel or terminate the same, but Landlord shall not be liable for damages, if any, sustained by Tenant by reason of Tenant's inability to obtain possession thereof on or before September 1, 1999.


    3.2 Tenant acknowledges that as of July 1, 1999 the Premises were occupied by Technology Management & Funding ("TMF"). TMF has agreed to vacate the Premises on or before July 2, 1999. In the event Landlord is unable to deliver possession of the Premises by July 2, 1999 as a result of TMF remaining in the Premises, such failure shall not effect the validity of this Lease. Landlord shall not be liable for any damages which Tenant may incur as a result of the delay in obtaining possession of the Premises. In such event, Landlord agrees to take reasonable action to acquire possession of the Premises as soon as reasonably possible but in any event prior to September 1, 1999 as set forth in
Section 3.1 hereof. For the purposes of this Lease, the term "Effective Date" shall mean the date on which Landlord delivers possession of the Premises to Tenant, free of all tenancies and in broom clean condition. If Landlord is unable to deliver occupancy on or before July 2, 1999, the Commencement Date shall be the day after the Effective Date, subject to Tenant's right to terminate pursuant to Section 3.1.

                                   ARTICLE 4

                                   ACCEPTANCE

    When Tenant takes possession of the Premises, Tenant shall be deemed to have accepted the Premises as being satisfactory and in good condition as of the date of such possession, subject to latent defects.

                                   ARTICLE 5

                COMPLIANCE WITH LAWS AND INSURANCE REQUIREMENTS

    5.1 Tenant shall comply with all laws, rules, regulations and ordinances of any Governmental Authority having or claiming jurisdiction over the Building. Tenant shall not do or permit anything to be done in or to the Premises, or bring or keep anything therein which will, in any way, be in conflict with the certificate of occupancy for the Building, increase the cost of fire or public liability insurance on the Real Property, or invalidate or conflict with the fire insurance or public liability insurance policies covering the Real Property or any personal property kept therein, by Landlord, or obstruct or interfere with the rights of the Landlord or of other tenants, or in any other way injure or annoy Landlord or other tenants, or subject Landlord to any liability for injury to persons or damage to property, or interfere with the good order of the Building, or conflict with the present or future laws, rules or regulations of any Governmental Authority. Any increase in Landlord's Operating Expenses which is attributable to Tenant's use or manner of use of the Premises different from the use permitted in Section 2.1 hereof (such as any increase in fire insurance premiums on the Building or its contents caused by the use or occupancy of the Premises by Tenant other than as permitted in Section 2.1) and any expense or cost incurred in consequence of the negligence, carelessness or willful action of Tenant, shall be Additional Rent and paid to Landlord within ten (10) days of the date of demand therefor made by Landlord to Tenant. Anything to the contrary herein notwithstanding, Tenant shall not be required to comply, at its own expense, with requirements of law or to pay for increases in Operating Expenses unless such requirements are violated by or such increases are caused by actions taken by Tenant or by Tenant's use of the Premises in a manner different from the normal use thereof for the purposes described in Section 2.1.

    5.2 Tenant will not cause or permit any "hazardous substance" or "hazardous waste" as such terms are defined in the Environmental Cleanup Responsibility Act of the State of New Jersey as amended by the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. ("ISRA") to be brought, kept or stored within the
     --------         -------
Premises or any portion thereof (except in de minimus quantities utilized in common maintenance, cleaning and operation of an office use, in accordance with law) and will not engage in or permit any other person to engage in any activity, operation or business upon the Premises or any portion thereof which involves the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of hazardous substances or hazardous wastes, above or below ground, or which would or could result in Tenant or the Premises being subject to the provisions of ISRA. In the event Tenant fails to comply with this Section, Tenant shall immediately furnish to Landlord evidence satisfactory to Landlord of the cessation of such activity, operation or business and that Tenant has complied with all applicable provisions of ISRA.

    5.3 Tenant shall pay to the Princeton Township Bureau of Fire Safety all inspection fees for the Premises and shall correct, at Tenant's cost and expenses, any violations of the Uniform Fire Code, N.J.A.C. 5:70-1 et seq. due
                                                   --------        ------
to Tenant's act or negligence. Landlord shall deliver the Premises to Tenant in compliance with all laws and ordinances of any Governmental Authority.

                                   ARTICLE 6

                                ADDITIONAL RENT

    6.1 For the purposes of this Lease, the following terms shall have the meanings set forth below:

     6.1.1 "Taxes" shall mean all real estate taxes and assessments or substitutes therefor or supplements thereto, upon, applicable, attributable or assessed against the Real Property or any part thereof, or any improvement thereon owned by Landlord and used in connection with the operation of the Building. If and to the extent that due to a change in the method of taxation or assessment any franchise, capital stock, capital, rent, income, profit or other tax or charge shall be substituted by the applicable taxing authority for the Taxes nor or hereafter imposed upon the Real Property, such franchise, capital stock, capital, rent, income, profit, or other tax or charge shall be deemed included in the term "Taxes" for the purposes of this Article, provided, however, that the amount of such tax, assessment, levy, imposition, charge or fee deemed to be included in the term "Taxes" shall be determined as if the Real Property were the only asset of Landlord and as if the rent received therefrom were the only income of Landlord.

     6.1.2  "Landlord's Operating Expenses" shall mean those costs or expenses paid by Landlord for operating, managing, maintaining and repairing the Real Property, including but not limited to the cost of Common Area electricity, water, steam, fuel, window cleaning, heating, cooling, janitorial service, and exterminating, insurance of all kinds carried in good faith by Landlord and applicable to the Real Property (including, without limitation, rent insurance), snow removal, maintenance and cleaning of the parking lot, landscape maintenance, cost of surveys of electricity consumption, repairs of any kind for which Landlord is not reimbursed, painting of Common Areas, replacement of worn out mechanical or damaged equipment, uniforms, management fees, costs of maintenance and service agreements, fire protection and alarm systems and equipment, building supplies, sundries, sales or use taxes on supplies or services, security guard services and/or alarm systems and equipment, wages, salaries, fringe benefits and other labor costs of all persons engaged by Landlord for the operation, maintenance and repair of the Real Property, payroll taxes and workmen's compensation for such persons, legal and accounting expenses (except legal expenses incurred in preparing leases or enforcing the terms of Leases), licenses, permits and other governmental charges, and any other expense or cost which, in accordance with generally accepted accounting principles and the standard management practices for office buildings comparable to the Building, would be considered as an expense of operating, managing, maintaining or repairing the Real Property. Excluded from Landlord's Operating Expenses (unless otherwise herein provided) are the exclusions set forth on Exhibit "F" hereof and Taxes, capital
                                        -----------
            improvement costs, costs reimbursed by insurance, the cost of work or services performed specifically for any other tenant in the Building whether or not such tenant reimburses Landlord, costs in connection with preparing space for a new tenant, advertising expenses, real estate brokers' commissions, franchise, transfer, inheritance or capital stock taxes or other taxes imposed upon or measured by the income or profits of Landlord, administrative wages and salaries or any other general and administrative overhead of Landlord and the cost of any electricity furnished to any space in the Building occupied by other tenants.

     6.1.3 "Base Year" shall mean 1999. "Base Charge" shall mean Tenant's Proportionate Share of the aggregate of Taxes and Landlord's Operating Expenses for the Base Year.

    6.2 Tenant shall pay to Landlord, as Additional Rent, Tenant's Proportionate Share of the amount by which the aggregate of Taxes and Landlord's Operating Expenses for any calendar year during the Term of this Lease exceed the Base Charge, provided, however, that if any special assessments may be payable in installments, Landlord shall elect to pay same over the longest period allowed by law. Tenant's Proportionate Share of said Taxes and Landlord's Operating Expenses for less than a year shall be prorated and apportioned. In the event the Building is less than 100% occupied during any calendar year during the Term, the Taxes and Landlord's Operating Expenses for each such year shall be normalized and annualized as if the Building were 100% occupied during each such year.

    6.3 On or about April 1, 2000, and thereafter within ninety (90) days following the first day of each calendar year within the Term, Landlord shall determine or estimate the Taxes and the Landlord's Operating Expenses for such calendar year (the "Projected Expenses") and shall submit such information to Tenant in a written statement ("Landlord's Statement").

    6.4 Commencing on the first day of the month next succeeding the calendar month in which Landlord submitted any Landlord's Statement, and continuing thereafter until Landlord renders the next Landlord's Statement, Tenant shall pay to Landlord on account of its obligation under Section 6.2 of this Lease, a sum (the "Monthly Payment") equal to one-twelfth (1/12) of Tenant's Proportionate Share of the amount by which the Projected Expenses for such calendar year exceed the Base Charge. Tenant's first Monthly Payment after receipt of Landlord's Statement shall be accompanied by the payment of an amount equal ro the product of the number of full months, if any, within the calendar year which shall have elapsed prior to such first Monthly Payment, times the Monthly Payment minus any Additional Rent already paid by Tenant on account of its obligation under Section 6.2 of this Lease for such calendar year. All payments required to be made pursuant to this Section shall be deemed Additional Rent.

    6.5 Each Landlord's Statement shall reconcile the payments made by Tenant pursuant to the preceding Landlord's Statement with Tenant's Proportionate Share of the actual amount by which the Taxes and the Landlord's Operating Expenses for said calendar year in question exceed the Base Charge. Any balance due to Landlord shall be paid by Tenant within thirty (30) days of Tenant's receipt of Landlord's Statement and any surplus shall be applied by Landlord against the next accruing monthly installment of Additional Rent, or if this Lease shall have expired, such surplus shall be refunded to Tenant within thirty (30) days of the Termination Date; provided, however, that if this Lease shall have expired as a result of a default by Tenant, Landlord shall have the right to retain such surplus to the extent Tenant owes any Minimum Rent or Additional Rent.

    6.6

     6.6.1 If Landlord shall receive any refund of Taxes in respect of a calendar year and if Tenant shall have paid Additional Rent based on the Taxes paid prior to the refund, Landlord shall deduct from such tax refund any expenses reasonably incurred in obtaining such tax refund, including, but not limited to, attorney's fees and appraisal fees, and out of the remaining balance of such tax refund, Landlord shall credit to Tenant Tenant's Proportionate Share of such refund. Any expenses reasonably incurred by Landlord in contesting the validity or the amount of the assessed valuation of the Real Property or any Taxes of any year after the year of the Real Estate Tax Base, to the extent not offset by a tax refund, shall be included as an item of Taxes for the tax year in which such contest shall be finally determined for the purpose of computing the Additional Rent due Landlord or any credit due to Tenant hereunder. Notwithstanding anything to the contrary contained herein, Tenant shall not have the right to contest or appeal the validity or the amount of the assessed valuation of the Real Property or any Taxes without the prior written consent of Landlord.

     6.6.2 While proceedings for the reduction in assessed valuation for any year are pending, the computation and payment of Additional Rent shall be based upon the original assessments for such year.

    6.7 Tenant shall also pay to Landlord upon demand the amount of all assessments, impositions of taxes made, levied or assessed against or imposed upon any and all improvements in, on or about the Premises which were made by or on behalf of Tenant.

    6.8 Landlord's Operating Expenses shall include Landlord's cost or expense, together with the interest factor described below, for any capital improvement made to the Building by Landlord which results in a reduction of Landlord's Operating Expenses through a reduction in the consumption or use of any item enumerated as such in Section 6.1.2 of this Lease. The interest and amortization expense shall be attributable to each respective calendar year or portion thereof within the term of this Lease from the date of completion of the capital improvement, but the portion thereof included in Landlord's Operating Expense for any calendar year within the Term shall not exceed the reduction in Landlord's Operating Expenses for said year resulting from such capital improvement, as calculated by Landlord. The capital improvements referred to in this Section shall be amortized on a straight line basis over such period as permitted by the Internal Revenue Code of 1986, as the same may be amended from time to time, and interest on the unamortized balance shall be computed at a rate per annum equal to one percent (1%) over the rate of interest announced publicly by Citibank, N.A. (or its successor) in New York, New York, from time to time, as its base rate (commonly referred to as its prime commercial lending rate).

    6.9 Tenant or its representative shall have the right to examine Landlord's books and records with respect to the items in the foregoing Landlord's Statement during normal business at any time within thirty (30) days following the delivery by Landlord to Tenant of such Landlord's Statement. Unless Tenant shall take written exception to any item contained therein within thirty (30) days after the delivery of same, such Landlord's Statement shall be considered as final and accepted by Tenant. If Tenant disputes such Landlord's Statement, Tenant shall pay the monies set forth thereon as a condition precedent to contesting said obligation.

    6.10 Additional Rent chargeable under this Article 6 shall be prorated for the final year of the Term if such year covers a period of less than twelve (12) months. In no event shall any adjustment in Tenant's obligation to pay Additional Rent under this Article 6 result in a decrease in the Minimum Rent payable hereunder. Tenant's obligation to pay Additional Rent and Landlord's Obligation to credit to Tenant any amount referred to in this Article 6 for the final year of the Term shall survive the Termination Date or earlier expiration of this Lease.

    6.11 The provisions of Section 26.4 of this Lease shall apply to Landlord's Statement.

    6.12 In addition to reimbursing Landlord for Tenant's Proportionate Share of Landlord's Operating Expenses and Taxes, Tenant shall reimburse Landlord for the cost of work or services performed specifically for the Tenant. In the event Landlord does not provide certain services for all the tenants in the Building (for example cleaning services) during any calendar year during the Term, Landlord's Operating Expense for each such year shall be normalized and annualized as if Landlord provided such services to all tenants in the Building during each such year.

                                   ARTICLE 7

                        FINISH AND CONDITION OF PREMISES

    7.1 Other than constructing a demising wall and painting the Premises (which Landlord shall do at Landlord's expense prior to Tenant's occupancy of the Premises), Tenant hereby takes the Premises and each fixture and other item constituting a portion thereof AS IS, and Tenant acknowledges that neither Landlord (whether acting as landlord hereunder of in any other capacity) nor any agent or representative of Landlord has made any representation or warranty, express or implied, with respect to the Premises.

    7.2 In performing the Alterations pursuant to Section 7.4 of this Lease Landlord shall obtain, at its expense, a certificate of occupancy for the Premises permitting Tenant to occupy the Premises for the purposes permitted in this Lease. Tenant shall obtain, at its expense, all other permits, licenses or authorizations of any nature required in connection with the operation of Tenant's business at the Premises.

    7.3 In performing the work necessary to obtain a certificate of occupancy, Landlord and Tenant shall comply with the provisions of Article 11 of this Lease.

    7.4 Prior to Tenant's occupancy of the Premises, Landlord shall, at Landlord's cost, paint the Premises and put in a demising wall of approximately three feet in width as shown on Exhibit B to separate the Premises from the
                                ----------
adjacent space.

                                   ARTICLE 8

                             RULES AND REGULATIONS

    Tenant and Tenant's Visitors shall comply with the Rules and Regulations with respect to the Real Property which are set forth in Exhibit "C" annexed to
                                                         -----------
this Lease and are expressly made a part hereof. Landlord shall have the right to make reasonable amendments thereto from time to time for the safety, care and cleanliness of the Real Property, the preservation of good order therein and the general convenience of all the tenants, and Tenant shall comply with such amended Rules and Regulations after twenty (20) days' written notice thereof from Landlord. Landlord shall enforce the Rules and Regulations in a non-discriminatory manner.

                                   ARTICLE 9

                           LANDLORD'S RIGHT OF ENTRY

    9.1 Landlord and Landlord's agents and representatives shall have the right to enter into or upon the Premises, or any part thereof upon reasonable notice (which shall be at least 24 hours)at all reasonable hours for any reasonable purpose, including but not limited to the following purposes: (1) examining the Premises; (2) making such repairs or alterations therein as may be necessary in Landlord's sole judgment for the safety and preservation of the Building or the Premises; (3) erecting, maintaining, repairing or replacing wires, cables, conduits, vents or plumbing equipment running in, to or through the Premises;
(4) conducting surveys of electric energy consumption; (5) (within the last 9 months of the term or any renewal) showing the Premises to prospective new tenants; and (6) showing the Premises during the Term to any mortgagees or prospective purchasers of the Real Property.

    9.2 Landlord may enter upon the Premises at any time in case of emergency without prior notice to Tenant.

    9.3 Landlord, in exercising any of its rights under this Article 9, shall not be deemed guilty or an eviction, partial eviction, constructive eviction of disturbance of Tenant's use or possession of the Premises and shall not be liable to Tenant for same; provided Landlord complies with Section 9.4 of this Lease.

    9.4 All work inspections and work performed by or on behalf of Landlord in or on the Premises pursuant to this Article 9 shall be performed with as little inconvenience to Tenant's business as is reasonably possible; provided, however, Landlord shall not be required to conduct such inspections or work after Tenant's business hours or on weekends.

    9.5 Tenant shall not change any locks or install any additional locks on doors entering into the Premises without the consent of Landlord, and if any change is made, a copy of any such lock key shall be given to Landlord. If in an emergency Landlord is unable to gain entry to the Premises by unlocking entry doors thereto, Landlord may force or otherwise enter the

Premises without liability to Tenant for any damage resulting directly or indirectly therefrom. Tenant shall be responsible for all damages created or caused by its failure to give the Landlord a copy of any key to any lock installed by Tenant controlling entry to the Premises.

                                   ARTICLE 10

                        MAINTENANCE BY TENANT; LANDLORD

    10.1 Tenant shall take good care of the Premises throughout the Term and maintain and preserve same in the condition delivered to Tenant on the Commencement Date, except for normal wear and tear. Tenant shall not injure, overload, deface or commit waste of the Premises. Tenant shall be responsible for all injury or damage of any kind or character to the Real Property, including the windows, floors, walls, ceilings, lights, electrical equipment and heating, ventilating and air-conditioning equipment, caused by Tenant's negligence or the negligence of Tenant's Visitors. Landlord shall repair the same and Tenant shall pay the costs incurred therefor to Landlord immediately upon demands as Additional Rent. All repairs, replacements and improvements to be made by Tenant under this Article shall be performed in a good and workman-like manner, shall be at least equal in quality, utility and usefulness to the original work, shall be of first class, modern character, and shall not diminish the overall value of the Real Property. In making such repairs, Tenant shall have reasonable access to the Common Areas of the Building, including exterior areas. Tenant's obligations under this Section 10.1 are subject to the provisions of Article 21 in the event of damage or destruction by fire or other casualty.

    10.2 Landlord shall be responsible for all Structural Repairs (except those resulting from damage caused by the negligence of Tenant or the negligence of Tenant's Visitors) and shall maintain, repair and replace all plumbing, heating, air conditioning, electrical and mechanical fixtures (exclusive of (i) starters, ballasts, fluorescent lamps and (ii) electrical and mechanical fixtures installed by Tenant) which shall be standard for the Building, when required, and maintain and make repairs to the parking area and the exterior of the Building, except those repairs or replacements arising from the negligence of Tenant or Tenant's Visitors. Any work required or undertaken by Landlord under this Article 10 or other provision of this Lease shall be performed with commercially reasonable due diligence. Any repairs made by Landlord under this
Section 10.2 shall be free of any claim against Tenant by Landlord, or anyone claiming through Landlord, for the cost of any repairs for which Landlord is covered by insurance.

                                   ARTICLE 11

                       ALTERATIONS BY TENANT OR LANDLORD

    11.1

        11.1.1 Tenant shall not make or perform, or permit the making or performance of any alterations or improvements, additions or other physical changes in or about the Premises (referred to, collectively, as "Alterations") without Landlord's prior consent. Landlord shall not unreasonably withholds its consent (so long as there is no default by Tenant under this Lease) to interior non-structural Alterations provided the aggregate cost of such Alterations does not exceed $25,000.00 and provided such Alterations do not affect, alter, interfere with or disrupt any of the electrical, mechanical, plumbing, heating, air conditioning, ventilating or other systems of the Building nor affect the outside appearance or roof of any structural element of the Building. All Alterations shall be made and performed in conformity with municipal and state building standards; Alterations shall be made only by contractors or mechanics utilizing labor approved by Landlord, which approval Landlord shall not unreasonably withheld or delayed. No Alterations shall be made to the partition separating the Premises and the public corridors or to the entrance doors of the Premises. No alteration shall affect any part of the Building other than the Premises or adversely affect any service required to the furnished by Landlord to Tenant or to any other tenant or occupant of the Building or reduce the value or utility of the Building. No Alteration shall affect the outside appearance or the strength of the Building or any of its structural parts. All business machines and mechanical equipment shall be placed and maintained by Tenant in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance to other tenants or occupants of the Building. Tenant shall submit to Landlord detailed plans and specifications (including layout, architectural, mechanical and structural drawings) for each proposed Alteration and shall not commence any such Alteration without first obtaining Landlord's written approval of such plans and specifications. Prior to the commencement of each proposed Alteration, Tenant shall furnish to Landlord duplicate original policies of worker's compensation insurance covering all persons to be employed in connection with such Alteration, including those to be employed by all contractors and subcontractors, and of comprehensive public liability insurance (including property damage coverage) in which Landlord shall be named as insured, which policies shall be issued by companies acceptable to Landlord, and shall be in form and amounts satisfactory to Landlord and shall be maintained by Tenant until the completion of such Alteration. All electrical and air conditioning certificates, and all other permits, approvals and certificates required by all Governmental Authorities shall in a timely manner be obtained by Tenant at Tenant's sole cost and expense and submitted to Landlord. Notwithstanding Landlord's approval of plans and specifications for any Alteration, all Alterations shall be made and performed in ful compliance with all applicable laws, orders and regulations of Governmental Authorities and all building codes, rules and regulations and the Rules and Regulations of this Lease. All materials and equipment to be incorporated into the Premises as a result of all Alterations shall be new and of first quality. No such materials or equipment shall be subject to any lien, encumbrance, chattel mortgage or title retention or security agreement, and all Alterations shall be made and performed in a good and workmanlike manner. Landlord shall promptly respond to Tenant's submissions pursuant to this
                Article 11.

        11.1.2 Tenant shall not make any addition, improvement or alteration of the Premises having an aggregate cost in excess of $25,000.00 ("Major Work") unless (i) Tenant submits to Landlord detailed plans and specifications therefor and Landlord approves such plans and specifications in writing (which such approval shall be at Landlord's sole and absolute discretion) and (ii) all of the conditions specified in Sections 2.2 and 11.1.1 are satisfied in connection with the Major Work. Tenant shall obtain bids from independent, licensed contractors reasonably acceptable to Landlord utilizing qualified labor.

    11.2 Tenant shall not, at any time prior to or during the Term, directly or indirectly employ or permit the employment of any contractor, mechanic or laborer in the Premises, whether in connection with any Alteration or otherwise, if such employment will interfere or cause any conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

    11.3 All Alterations permanently affixed to or comprising a portion of the Building shall, upon installation, become the property of Landlord and shall remain upon and be surrendered with the Premises, unless Tenant procures from Landlord no later than thirty (30) days prior to the Termination Date or earlier expiration of this Lease, Landlord's consent to remove the same. If Landlord so consents to the removal of any Alterations, the same shall be removed from the Premises by Tenant prior to the Termination Date or earlier expiration of this Lease and the Premises restored to the condition existing prior to the installation of such Alterations at Tenant's sole expense. Nothing in this Article shall be construed to give Landlord title to or to prevent Tenant's removal of trade fixtures or moveable office furniture and equipment. Upon removal of any such items form the Premises or upon removal of any other installation as may be permitted by Landlord, Tenant shall immediately and at its expense repair any damage to the Premises or the Real Property incurred during such removal and restore the Premises to the condition existing prior to the installation. All property permitted or required to be removed by Tenant at the end of the Term remaining on the Premises after the Termination Date shall be deemed abandoned to Landlord and may be removed from the Premises by Landlord at Tenant's expense, and Landlord shall have no duty, obligation or liability to Tenant with respect to such property.

    11.4 Landlord reserves the right to make changes, alterations, additions, improvements, repairs or replacements in or to the Building (including the Premises) and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators and stairways and other parts of the Building, and to erect, maintain and use pipes, ducts and conduits in and through the Premises, all as it may reasonably deem necessary or desirable; provided, however, that there be no unreasonable obstruction of the means of access to the Premises or unreasonable interference with Tenant's use of the Premises, that the square foot area of the Premises is not reduced thereby, and that Landlord enclosed any pipes, ducts and/or conduits erected in and passing through the Premises. Nothing contained in this paragraph shall be deemed to relieve Tenant of any duty, obligation or liability to Tenant with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any Governmental Authority.

    11.5 Landlord specifically reserves for itself and/or for any designee of Landlord such utility and access easements over, under and across any and all areas or any parts of the Premises, surrounding, adjacent to or contiguous with the building areas of the Premises, as may be from time to time required by the Landlord, or its designee, in connection with the use, ownership or operation or any part of the balance of the Building. No such easements as contemplated by this Section 11.5 shall unreasonably interfere with Tenant's use of the Premises.

                                   ARTICLE 12

                           ASSIGNMENT AND SUBLETTING

    12.1 Tenant for itself, its heirs, distributees, successors and assigns, expressly covenants that it shall not be operation of law or otherwise assign, sublet, encumber or mortgage this Lease, or any part thereof, or permit the Premises to be used by others without the prior written consent of Landlord in each instance. Any attempt by Tenant to assign, sublet, encumber or mortgage this Lease without Landlord's prior written consent shall be null and void. The consent by Landlord to any assignment, mortgage, encumbrance, subletting or use of the Premises by others shall not constitute a waiver of Landlord's right to withholds its consent to any other or further assignment, sublet, mortgage, encumbrance or use of the Premises by others. Without the prior written consent of Landlord, this Lease shall not pass by operation of law or otherwise and shall not be subject to garnishment or sale under execution in any suit or proceeding which may be brought against or by Tenant. The absolute and unconditional prohibitions contained in this Section and Tenant's agreement thereto are material inducements to Landlord to enter into this Lease with Tenant and any breach thereof shall constitute a material default hereunder permitting Landlord to exercise all remedies provided for herein or by law or in equity on a default of Tenant.

    12.2

        12.2.1 If Tenant requests Landlord's consent to an assignment of this Lease or a subletting of all or any part of the Premises, Tenant shall submit to Landlord: (1) the name of the proposed assignee or subtenant; (2) the terms of the proposed assignment or subletting together with a conformed or photostatic copy of the proposed assignment or sublease; (3) the nature of business of the proposed assignee or subtenant's business and its proposed use of the Premises; (4) such information as to financial responsibility and general reputation of the proposed assignee or subtenant as Landlord may require; and 95) a summary of plans and specifications for revising the floor layout of the Premises.

        12.2.2 Upon the receipt of such information from Tenant, Landlord shall have the option, to be exercised in writing within thirty (30) days after such receipt, to cancel and terminate this Lease if the request is to assign this Lease or to sublet all of the Premises or, if the request is to sublet a portion of the Premises only, to cancel and terminate this Lease with respect to such portion, in each case as of the date set forth in Landlord's notice of exercise of such option.

        12.2.3 If Landlord shall terminate this Lease under Section 12.2.2, Tenant shall surrender possession of the Premises, or the portion of the Premises which is the subject of the request, as the case may be, on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of the Premises. If this Lease shall be canceled as to a portion of the Premises only, the Minimum Rent and Additional Rent payable by Tenant hereunder shall be abated proportionately according to the ratio that the number of square feet in the portion of space surrendered (as computed by Landlord) bears to the Rentable Area of the Premises.

    12.3

        12.3.1 If Landlord shall fail to exercise its option to cancel and terminate this Lease with respect to all or a part of the Premises as above provided at the expiration of the 30 day period, Landlord shall thereby be deemed to have consented to the proposed assignment or subletting, unless Landlord gives a statement to Tenant setting forth Landlord's reasons for not consenting. Landlord agrees not to unreasonably withhold its consent to an assignment or subletting.

        12.3.2 If Landlord shall in its reasonable discretion consent to a sublease or an assignment pursuant to the request from Tenant, Tenant shall cause to be executed by its assignee or subtenant an agreement to perform faithfully or to comply with all of the terms, covenants, conditions, provisions and agreements of this Lease for the period covered by the assignment or sublease and to the extent of the space sublet or assigned. An executed counterpart of each sublease or assignment and assumption of performance by the sublessee or assignee, in form and substance approved by Landlord, shall be delivered to Landlord within five
                (5) days prior to the commencement of occupancy set forth in such assignment or sublease. No such assignment or sublease shall be binding on Landlord until Landlord has received such counterpart as required herein.

        12.3.3 If Landlord shall give its consent to any assignment of this Lease or to any sublease, Tenant shall in consideration therefor pay to Landlord as Additional Rent the following amounts less the actual expenses incurred by Tenant in connection with such assignment or subletting including legal fees, brokerage commissions and costs of making alterations, as the case may be:

          12.3.3.1 In the case of an assignment, an amount equal to fifty percent (50%) of all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment, (excluding above

                    Minimum Rent and Additional Rent, and sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property); and

          12.3.3.2 In the case of a sublease, fifty percent (50%) of any rents, additional charge or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the Minimum Rent and Additional Rent accruing during the term of the sublease in respect to the subleased space (at the rate per quare foot payable by Tenant hereunder) pursuant to the terms hereof (excluding sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishing or other personal property).

                    The sums payable under this Section 12.3.3 shall be paid to Landlord as Additional Rent if, as and when paid by the assignee or subtenant to Tenant.

    12.4 In no event shall any assignment or subletting to which Landlord may consent release or relieve Tenant from its obligations to fully observe or perform all of the terms, covenants and conditions of this Lease on its part to be observed or performed, and Tenant remains fully responsible for the performance of such obligations upon and subsequent to any assignment or subletting to which Landlord may consent.

    12.5 Notwithstanding the foregoing, Tenant may assign or sublease to an entity controlled by, controlling or under common control with the Tenant.

                                   ARTICLE 13

                                   SURRENDER

    Upon the Termination Date, or prior expiration of the Term of this Lease, Tenant shall peaceably and quietly quit and surrender to Landlord the Premises, broom clean, in as good condition as on the Commencement Date, ordinary wear and tear, repairs and replacement by Landlord, and alterations, additions and improvements permitted hereunder excepted. Tenant's obligation to observe or perform this covenant shall survive the Termination Date or prior expiration of the Term. If the Termination Date falls on a Sunday or a legal holiday, this Lease shall expire at 12 noon on the last business day preceding said date.

                                   ARTICLE 14

                                  HOLDING OVER

    If Tenant holds over possession of the Premises beyond the Termination Date or prior expiration of the Term, such holding over shall not be deemed to extend the Term or renew this Lease but such holding over shall continue upon the terms, covenants and conditions of this Lease, except that the charge for use and occupancy of the Premises for each calendar month or portion thereof that Tenant holds over (even if such part shall be one day) shall be one-twelfth (1/12th) of one and one half (1.5) the Minimum Rent and Additional Rent required to be paid by Tenant during the calendar year preceding the Termination Date or earlier expiration of the Term. If the Premises are not surrendered upon the expiration of this Lese, Tenant shall indemnify and hold harmless Landlord against any and all losses and liabilities resulting therefrom, including, without limitation, any claims made by any succeeding tenant founded upon such delay. Nothing contained in this Lease shall be construed as a consent by Landlord to the occupancy or possession by Tenant of the Premises beyond the Termination Date or prior expiration of the Term, and Landlord, upon said Termination Date or prior expiration of the Term, shall be entitled to the benefit of all legal remedies that now may be in force or may be hereafter enacted relating to the immediate repossession of the Premises. The provisions of this Article shall survive the Termination Date or earlier expiration of the Term.

                                   ARTICLE 15

                             SERVICES AND UTILITIES

    15.1 As part of Landlord's Operating Expenses, Landlord shall furnish to the Premises the following services: (i) electricity to the Common Area; (ii) heating and cooling to the Premises; (iii) water and sanitary sewer services to the Premises; (iv) janitorial services for the Premises (other than on Saturdays and Sundays and during Business Holidays) as set forth in Exhibit "D" and (v)
                                                          -----------
repair of all exterior window and exterior glass door replacement and repair unless damage caused by the negligence of Tenant. Heating and cooling shall be furnished to the extent necessary to keep the temperature inside the Premises within the temperature range from 66?F to 74?F, inclusive, between the hours of 8:00 a.m. and 7:00 p.m. only, Mondays through Fridays, Business Holidays excluded; provided, however, that if the exterior temperature exceeds 94?F, the interior temperature need only be 20?F cooler than the exterior temperature. If Tenant requires Landlord to provide heating or cooling at any time other than the hours provided herein for such service, Landlord shall furnish such to Tenant within 48 hours of Tenant's request therefor, and Tenant shall pay provided to Landlord as Additional Rent on demand, the special hourly overtime charge which shall be twenty-five ($25.00) per hour.

    15.2

        15.2.1 Throughout the Term, Landlord shall supply electrical energy, i.e. lights and outlets ("Tenant's Electric") to the Premises upon the following terms and conditions: (i) Tenant shall pay for such electrical energy as provided by this paragraph 15.2;
                (b) Landlord shall not be liable in any way to Tenant (a) for any loss, damage, failure, defect or change in the quantity or character of electricity furnished to the Premises; (b) or if such quantity or character of electricity furnished to the Premises is no longer available or suitable for Tenant's requirements; or (c) for any cessation, diminution or interruption of the supply thereof; (iii) Tenant agrees that the independent electrical engineering consultant selected by Landlord shall from time to time make a survey of the electric power demanded of the electric lighting fixtures and the electric equipment of Tenant used in the Premises to determine the average monthly electric consumption thereof. Until such survey is made, Tenant shall pay to

                Landlord as Additional Rent, an established amount equal to $667.71 per month of the first day of each calendar month, commencing on the Commencement Date. The estimate is based on $1.25 per square foot of the rentable area of the Premises. The findings of said consultant as to the average monthly electric consumption of Tenant shall be conclusive and binding on the parties hereto unless Tenant disputes the findings of Landlord's consultant by notice given to Landlord within thirty (30) days after Tenant's receipt of said findings which Tenant reasonably believes are incorrect based upon an electrical survey conducted by Tenant's consultant. In such event, Landlord's consultant and Tenant's consultant shall use their best efforts to reach agreement with regard to Tenant's electrical power demand and Tenant's average monthly electric consumption. If said consultants are unable to agree within fifteen (15) days after the giving of Tenant's notice, then said consultants shall select an independent consultant to conduct another electrical survey. The findings of said independent consultant shall be conclusive and binding upon the parties hereto and the parties hereby expressly agree to share equally the costs and expenses incurred in connection with said survey. After Landlord's consultant has submitted its report, or, if Tenant has disputed said report, after Landlord's consultant and Tenant's consultant have filed a joint report or have obtained a report from an independent consultant, whichever the case may be, Tenant shall
                (i) in the case of an underpayment by Tenant, pay to Landlord, the amount determined to be owing from the Commencement Date or during the months in which said survey was being conducted and
                (ii) in the case of an overpayment by Tenant, receive a credit against the next succeeding installment(s) of Additional Rent equal to the amount determined to be overpaid from the Commencement Date or during the months in which said survey was being conducted; thereafter, Tenant shall pay to Landlord on the first day of every month, in advance, the amounts set forth as the monthly consumption in said report. Said amounts shall be deemed Additional Rent due hereunder; (iii) if there shall be an increase or decrease in the rate schedule of the public utility supplying electric energy to the Building, or the imposition of any tax with respect to such electrical energy or any increase in such tax following the Commencement Date, the Additional Rent payable hereunder shall be equitably adjusted as of the effective date of such increase, decrease or tax; (iv) Tenant shall be responsible for replacing all light bulbs, fluorescent lamps, non-Building standard lamps and bulbs, and all ballasts used by Tenant in the Premises. At the option of the Landlord, Tenant shall purchase from Landlord all fluorescent lamps, light bulbs and ballasts used in the Premises and pay Landlord for the cost of same. Total electric charges for Building collected by Landlord cannot exceed actual total cost.

        15.2.2 Tenant covenants that its use of electricity in the Premises shall be limited to and for the operation of (i) the building standard lighting, and (ii) electric typewriters, calculators, copy machines, fax machines, personal computers and printers, refrigerator, coffee machine, microwave oven and other small office machines and for no other use except with the written consent of Landlord.

        15.2.3 Tenant shall make no alteration to the existing electrical equipment or connect any fixtures, appliances or equipment without the prior written consent of Landlord in each instance. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant as Additional Rent upon Landlord's demand. as a condition to granting such consent, Landlord shall require an increase in the Additional Rent by an amount which will reflect the cost of the additional equipment and service to be furnished by Landlord. If Landlord and Tenant cannot agree on such increase the Additional Rent increase shall be determined by an independent electrical engineer, to be selected by Landlord and whose fee for services rendered shall be paid by Tenant upon demand and shall constitute Additional Rent.

        15.2.4 Landlord shall not be liable in the event of any interruption in the supply of electricity, or of any other utility, including but not limited to air-conditioning, heat or water, unless caused by the negligence of Landlord, its agents, servants or employees, and Tenant agrees that such supply may be interrupted for inspection, initiation of service repairs, replacement and in emergencies.

        15.2.5 Landlord reserves the right to cause Tenant's consumption or use of electrical energy to be separately metered from the consumption or use thereof by other tenants of the Building and, in such event, Tenant shall pay the cost of such electrical energy promptly upon receipt of the bill therefor. In such event Tenant shall not be required to pay to Landlord the amount of $1.25 per square foot as Additional Rent for Tenant Electric as set forth above.

    15.3 The failure of Landlord to furnish any service hereunder, or the interruption of any utility service to the Premises, including but not limited to electricity, air-conditioning, heat or water, except when caused by the intentional or negligent conduct of Landlord, shall not be construed as a constructive eviction of Tenant and shall not excuse Tenant from failing to perform any of its obligations hereunder and shall not give Tenant any claims against Landlord for damages for failure to furnish such service.

                                   ARTICLE 16

                                QUIET ENJOYMENT

    Landlord covenants and agrees that, upon the performance of Tenant of all of the covenants, agreements and provisions hereof on Tenant's part to be kept and performed, Tenant shall have, hold and enjoy the Premises, subject and subordinate to the rights set forth in Article 20, provided, however, that no diminution or abatement of the Minimum Rent, Additional Rent or other payment to Landlord shall be claimed by or allowed to Tenant for inconvenience or discomfort arising from the making of any repairs or improvements to the Premises or Real Property, nor for any space taken to comply with any law, ordinance or order of any Governmental Authority, except as provided for herein. Tenant's rights hereunder are and shall be subject to existing and future easements affecting the Real Property, including by way of illustration and not limitation, easements for storm and sanitary sewers, drainage ditches and public utilities, and to all existing and future mortgages, liens or real estate taxes and those items set forth on Exhibit "A-1" hereof.
                             -------------

                                   ARTICLE 17

                                    DEFAULT

    17.1 If during the Term any one or more of the following acts or occurrences (any one of such occurrences or acts being hereinafter called an Event of Default) shall happen:

        17.1.1 If Tenant shall default in making the payment of any installment of the Minimum Rent or the Additional Rent or default in any other way curable by the payment of money after written notice by Landlord to Tenant and a three day opportunity to cure after the payment shall be due and payable; or

        17.1.2 If Tenant shall default in the observance or performance of or compliance with any of the other covenants, agreements, terms or conditions of this Lease or any other contract or agreement with Landlord to be observed or performed by Tenant (other than any default curable by payment of money or any default described in Sections 17.1.3, 17.1.4, 17.1.5 or 17.1.6), and such default shall continue for a period of fifteen (15) days after written notice thereof from Landlord to Tenant, or, in the case of a default which cannot with due diligence be cured within fifteen
                (15) days, Tenant shall fail to proceed promptly (except for unavoidable delays) after the giving of such notice and with all due diligence to cure such default and thereafter to prosecute the curing thereof with all due diligence (ir being intended that as to a default not susceptible of being cured with due diligence within fifteen (15) days, the time within which such default may be cured shall be extended for such period as may be reasonably necessary to permit the same to be cured with all due diligence); or

        17.1.3 If Tenant shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, composition, readjustment or similar relief under any present or future bankruptcy or other applicable law, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Tenant or of all or any substantial part of its properties or of all or any part of the Premises; or

        17.1.4 If within sixty (60) days after the filing of an involuntary petition in bankruptcy against Tenant, or the commencement of any proceeding against Tenant seeking any reorganization, composition, readjustment or similar relief under any law and such proceeding shall not have been dismissed; or, if within sixty (60) days after the appointment (without the consent or acquiescence of Tenant) of any trustee, receiver or liquidator of Tenant, or of all or any substantial part of the properties of Tenant or of all or any part of the Premises, and such appointment shall not have been vacated or stayed on appeal or otherwise; or, if, within sixty (60) days after the expiration of any such stay, such appointment shall not have been vacated; or, in within sixty (60) days after the taking of possession (without the consent or acquiescence of Tenant) of the property of Tenant by any governmental office or agency pursuant to statutory authority for the dissolution or liquidation of Tenant, such taking shall not have been vacated or stayed on appeal or otherwise;

        17.1.5 If the Premises shall be abandoned by Tenant for a period of forty-five (45) consecutive days; or

        17.1.6 If Tenant shall fail to take actual occupancy of the Premises within ninety (90) days after the Commencement Date or shall thereafter vacate the Premises for a period in excess of thirty
                (30) days;

        then, in any of the foregoing events, Landlord may exercise the rights set forth in Article 18 of this Lease or otherwise provided at law or in equity.

    17.2 Notwithstanding any provisions of this Lease permitting Tenant to cure any event constituting an Event of Default, if any Event of Default occurs more than four (4) times within any six (6) month period then, notwithstanding that each such Event of Default shall have been cured, then upon any further Event of Default, Landlord may exercise the remedies provided herein or at law or in equity upon giving notice as provided in Section 18.1 of this Lease without affording Tenant an opportunity to cure such Event of Default.

                                   ARTICLE 18

                    LANDLORD'S RIGHTS UPON TENANT'S DEFAULT

    18.1 If any Event of Default occurs, Landlord may at its option, notwithstanding the fact that Landlord may have other remedies hereunder or at law or in equity, by notice to Tenant designate a date, not less than ten (10) days after the giving of such notice, on which this

Lease shall terminate; and thereupon, on such date the Term of this lease and the estate hereby granted shall expire and terminate with the same force and effect as if the date specified in such notice was the Termination Date and all rights of Tenant hereunder shall expire and terminate by Tenant shall remain liable as provided in this Lease, and Landlord shall have the right to remove all persons, goods, fixtures and chattels from the Premises, in accordance with New Jersey eviction laws, without liability or damages to Tenant.

    18.2 If this Lease is terminated as provided in Section 18.1, or as permitted by law, Tenant shall peaceably quit and surrender the Premises to Landlord, and Landlord may, without further notice, enter upon, re-enter, possess and repossess the same by summary proceedings, ejectment or other legal proceeding, and again have, repossess and enjoy the same as if this Lease had not been made, and in any such event neither Tenant nor any person claiming through or under Tenant by virtue of any law or an order of any court shall be entitled to possession or to remain in possession of the Premises but shall forthwith quit and surrender the Premises, and Landlord at its option shall forthwith, notwithstanding any other provision of this Lease, be entitled to recover from Tenant as and for liquidated damages either:

        18.2.1 an amount equal to (i) all Minimum Rent, Additional Rent and other amounts payable by Tenant hereunder then due or accrued and unpaid; plus (ii) all Minimum Rent and Additional Rent (conclusively presuming the Additional Rent to be the same as was payable for the calendar year immediately preceding such termination) reserved hereunder for the unexpired portion of the Term discounted at the rate of six percent (6%) per annum to then present worth; plus (iii) all other damages and expenses (including attorneys' fees and expenses) which Landlord shall have sustained by reason of the breach of any provision of this Lease. Under this option, Landlord shall reimburse Tenant for any rent collected should Landlord relet the Premises for the period reflected in the payments.

        18.2.2 amounts equal to (i) the Minimum Rent and Additional Rent (as above presumed) which would have been payable by Tenant from time to time had this Lease not so terminated, or had Landlord not so reentered the Premises, payable on the date that such payments would have otherwise been payable following such termination and until the Termination Date, plus (ii) all other damages and expenses (including attorneys' fees and expenses) which Landlord shall have sustained by reason of the breach of any provision of this Lease; provided, however, that if Landlord shall relet the Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting, the expenses incurred or paid by Landlord from such reletting, the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Premises and in securing possession thereof, as well as the expenses if reletting, including altering and preparing the Premises for new tenants, legal fees, brokers' commissions, and all other expenses properly chargeable against the Premises and the rental therefrom, it being understood that any such reletting may be for a period shorter or longer than the remaining term of this Lease, but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this Subsection to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Premises or any part thereof shall be relet in combination with other space, then proper apportionment on a square foot basis (for equivalent space) shall be made of the rent received from such reletting and of the expenses of reletting. Suit or suits for the recovery of such damages, or any installments of such damages, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been so terminated under the provisions of Section 18.1, or under any provision of law, or had Landlord not reentered the Premises.

      18.3 Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as damages by reason of the termination of this Lease or re-entry on the Premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 18.2. Nothing herein contained shall limited or prejudice the right of Landlord in any bankruptcy or reorganization or insolvency proceeding to prove for and obtain as damages by reason of such termination an amount equal to the maximum allowed by any bankruptcy or reorganization or insolvency proceedings or to prove for and obtain as damages by reason of such termination any amount equal to the maximum allowed by any statute or rule of law provided, however, such amount shall be greater than al the sums recovered in Section 18.2.

      18.4 Landlord may retain, as a credit against the damages herein provided form any Minimum Rent or Additional Rent or monies received by it from Tenant or others on behalf of Tenant.

      18.5 If Landlord takes possession of the Premises pursuant to the provisions of this Article 18, Tenant hereby agrees that Landlord shall have the right to take possession of any furniture or fixtures of Tenant then found upon the Premises, to sell the same at any private or public sale and to apply the proceeds therefrom to any amount due; Tenant agrees further that all such furniture and fixtures shall be deemed abandoned by Tenant and that Landlord shall have no liability whatsoever to Tenant in connection with or as a result of the disposition of any such furniture or fixtures. Tenant waives any right to notice of execution or levy in connection therewith.

      18.6 Landlord shall take commercially reasonable action to mitigate damages.

                                   ARTICLE 19

                    LANDLORD'S REMEDIES CUMULATIVE; EXPENSES

    19.1 No right or remedy conferred upon or reserved to Landlord shall be exclusive of any other right or remedy, and any right or remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing as law. The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement or to exercise any right, power or remedy contained in this Lease shall not be construed as a waiver or relinquishment thereof for the future. A receipt by Landlord of any installment of the Minimum Rent or the Additional Rent with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach and shall not be deemed to have been waived unless expressed in writing and signed by Landlord. Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any covenant, agreement, condition or provision of this Lease or to a decree compelling performance of any covenant, agreement, condition or provision of this Lease, or to any other remedy allowed Landlord by law.

    19.2 If either Landlord or Tenant shall be in default in the performance of any of their respective obligations under this Lease and an action shall be brought for the enforcement thereof in which it shall be determined by a court of competent jurisdiction that the other party was in default, the party in default shall pay to the other, on demand, the expenses incurred in connection therewith, including reasonable attorneys' fees.

    19.3 For the purposes of any suit brought by Landlord, this Lease shall be construed to be a divisible contract, to the end that successive actions may be maintained on this Lease as successive periodic sums mature hereunder.

    19.4 If Tenant shall default in the keeping, observance or performance of any covenant, agreement, term, provision, or condition herein contained, Landlord, without thereby waiving such default, may perform the same for the account and at the expense of Tenant (i) immediately or at any time thereafter and without notice in the case of emergency or in case such default will result in a violation of any legal or insurance requirement, or in the imposition of any lien, charge or encumbrance against all or any portion of the Premises and
(ii) in any other case if such default continues after thirty (30) days from the date of the giving by Landlord to Tenant of notice of Landlord's intention so to perform the same. All reasonable costs and expenses incurred by Landlord in connection with any such performance by it for the account of Tenant and also all costs and expenses, including reasonable counsel fees and disbursements incurred by Landlord in any action of proceeding (including any summary dispossess proceeding) brought by Landlord to enforce any obligation of Tenant under the Lease and/or right of Landlord in or to the Premises, shall be paid by Tenant to Landlord upon demand.

                                   ARTICLE 20

                           SUBORDINATION AND ESTOPPEL

    20.1 Tenant agrees that this Lease is subject and subordinate to all ground or underlying leases and to the lien of any mortgages or deeds of trust now on or which at any time may be made a lien upon the Real Property, and to any modification thereof, and to all advances made or hereafter to be made upon the security thereof. This subordination provision shall be self-operative and not further instrument of subordination shall be required, provided, however, that Tenant agrees to execute and deliver upon request, such further instrument or instruments confirming this subordination as shall be requested by Landlord or by any mortgagee or proposed mortgagee of the Real Property. Tenant hereby constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such instrument or instruments. Tenant further agrees that at the option of the holder of any mortgage or of the trustee under any deed of trust affecting the Real Property, this Lease may be made superior to said mortgage or deed of trust by the insertion therein of a declaration that this Lease is superior to said mortgage or deed of trust.

    20.2 Each party shall at any time and from time to time within ten (10) days of receipt of written request therefor, execute, acknowledge and deliver to the other an estoppel certificate certifying (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same are in full force and effect as modified and stating the modifications),
(ii) the dates to which the Minimum Rent and Additional Rent have been paid in advance, if any, (iii) whether any options granted to Tenant pursuant to the provisions of this Lease have been exercised, and (d) whether or not to the best knowledge of the signer, the other party is in default in performance of any of its obligations under this Lease, and if so, specifying each such default of which such party may knowledge, it being intended that any such certificate delivered pursuant to this Section 20.2 may be relied upon by a prospective purchaser of Landlord's interest or a mortgage of Landlord's interest or assignee of any mortgage upon Landlord's interest in the Real Property or any other party which Landlord wishes to receive said estoppel certificate or any assignee or creditor of Tenant.

                                   ARTICLE 21

                        DAMAGE BY FIRE OR OTHER CASUALTY

    21.1 If the Building or the Premises shall be partially or totally damaged or destroyed by fire or other cause, then, whether or not the damage or destruction shall have resulted from the fault or neglect of Tenant or Tenant's Visitors (and if this Lease shall not have been terminated as in this Article 21 hereinafter provided), Landlord shall repair the damage and restore and rebuild the Building and/or the Premises, at its expense, with reasonable dispatch after notice to it of the damage or destruction; provided, however, that Landlord shall not be required to repair or replace any of Tenant's property.

    21.1 If the Building or the Premises shall be partially damaged or partially destroyed by fire or other cause, the rents payable hereunder shall be abated to the extent that the Premises shall have been rendered unusable to Tenant in the conduct of its business and for the period from the date of such damage or destruction to the date the damage shall be repaired or restored. If the Premises or a major part thereof shall be totally (which shall be deemed to include substantially totally) damaged or destroyed or rendered completely (which shall be deemed to include substantially completely) unusable to Tenant in the conduct of its business on account of fire or other cause, the rents shall completely abate as of the date of the damage or destruction and until Landlord shall repair, restore and rebuild the Building and the Premises, provided, however, that should Tenant reoccupy a portion of the Premises for the conduct of Tenant's business operations during the period the restoration work is taking place and prior to the date that the same are made completely tenantable, rents allocable to such portion shall be payable by Tenant from the date of such occupancy.

    21.3 If (a) the Building shall be totally damaged or destroyed by fire or other cause, or (b) the Building shall be so damaged or destroyed by fire or other cause (whether or not the Premises are damaged or destroyed) as to require a reasonably estimated expenditure of more than twenty-five (25%) of the full insurable value of the Building immediately prior to the casualty and Landlord intends to demolish or not to rebuild the Building, or (c) during the final year of the current Term (without extension thereof) the Premises are damaged or destroyed whether partially or totally; then in either such case and notwithstanding anything elsewhere provided in this Article 21 Landlord may terminate this Lease by giving Tenant notice to such effect within one hundred twenty (120) days after the date of the casualty.

    21.4 In case of any damage or destruction mentioned in this Article 21, Tenant or Landlord may terminate this Lease, by notice to Tenant, if the Premises and the Building are not reasonably capable of restoration within six
(6) months from the date of such damage or destruction, or if Landlord has not completed the making of the required repairs and restored and rebuilt the Building and the Premises within six (6) months from the date of such damage or destruction.

    21.5 No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building pursuant to this Article. Landlord shall use its best efforts to effect such repair or restoration promptly and in such manner as to not unreasonably interfere with Tenant's use and occupancy.

    21.6. Notwithstanding any of the foregoing provisions to the contrary, Landlord's obligation to repair the damage and restore and rebuild the Building and/or the Premises pursuant to this Article shall be subject to (i) Landlord's obtaining all necessary approvals from the Governmental Authorities; (ii) the approval and consent of the holder of any superior mortgage or the lessor of any superior lease and the willingness of such mortgagee and lessor to make the proceeds of casualty insurance policies available to Landlord for such purposes; and (iii) Landlord's receipt of casualty insurance proceeds in an amount sufficient to cover the full cost to repair the damage and restore and rebuild the Premises and/or the Building. Landlord shall have the right to terminate this Lease within sixty (60) days after Landlord determines that any one of the foregoing conditions have not been satisfied by giving Tenant notice to such effect.

                                   ARTICLE 22

                          MUTUAL WAIVER OF SUBROGATION

    Each insurance policy carried by Landlord insuring the Real Property against loss by fire and causes covered by standard extended coverage, and each insurance policy carried by Tenant and insuring the Premises and its fixtures and contents against loss by fire and causes covered by standard extended coverage, shall be written in a manner so as to provide that the insurance company waives all right of recovery by way of subrogation against Landlord or Tenant in connection with any loss or damage covered by such policies. Neither Landlord nor Tenant shall be liable to the other for any loss or damage caused by fire, water or any of the risks enumerated in standard extended coverage insurance, provided such insurance was in effect at the time of such loss or damage. If such insurance policies cannot be obtained, or are obtainable only by the payment of an additional premium charge above that charged by companies carrying such insurance without such waiver of subrogation, the party undertaking to carry such insurance shall notify the other party of such fact and such other party shall have a period of ten (10) days after the giving of such notice either (a) to place such insurance in companies which are reasonably satisfactory to the first party and will carry such insurance with waiver of such subrogation; or (b) to agree to pay such additional premium if such policy is obtainable at additional cost; and if neither (a) or (b) is done, this Article shall be null and void for so long as either such insurance cannot be obtained or the party in whose favor a waiver of subrogation is desired shall refuse to pay the additional premium charge.

                                   ARTICLE 23

                                  CONDEMNATION

    23.1 If the Premises are acquired or condemned by eminent domain or condemnation proceedings, or a suit or other action shall be instituted for the taking of condemnation therefor, or if in lieu of any formal condemnation proceedings or actions, Landlord shall grant an option to purchase and/or shall sell and convey the Premises or any portion thereof, or the Building or Real Property of which the Premises form a part, to any government or other public authority, agency, body or public utility, seeking to take said Real Property, Building and/or Premises or any portion thereof, the Term shall cease and terminate from the date of title vesting pursuant to such proceeding or agreement. If only a portion of the Premises or the Building shall be so condemned or acquired, this Lease shall cease and terminate at Landlord's option, and if such option is not exercised by Landlord, an equitable adjustment of the Minimum Rent and Additional Rent payable by Tenant for the remaining portion of the Premises shall be made. If more that 25% of the Premises shall be so condemned or acquired, or if by reason of such a condemnation or acquisition the Premises are rendered unfit for Tenant's intended use, this Lease shall cease and terminate at Tenant's option. If a termination occurs under this Article 23, Tenant shall have no claim against Landlord or the condemning authority for the value of the unexpired Term, and Tenant shall have no claim against Landlord, other than for the adjustment of the Minimum Rent and Additional Rent as hereinbefore mentioned, or be entitled to any portion of any amount that may be awarded as damages or paid as a result of such proceedings or as the result of any agreement made by the condemning authority with Landlord.

    23.3 Tenant may make an independent claim in such proceedings for its personalty, trade fixtures and moving expenses only; provided, however, that any such claim shall in no way affect and portion of any award which the Landlord or the holder of any mortgage affecting the Premises or the Real Property shall be entitled to receive.

                                   ARTICLE 24

                        CHANGES IN SURROUNDING BUILDING

    This Lease shall not be affected or impaired by any change in any sidewalk, alley or street adjacent to or around the Building, except as otherwise provided in Article 23.

                                   ARTICLE 25

                                    NOTICES

    Unless otherwise indicated differently, all notices, payments, requests, reports, information or demands which any party hereto may desire or may be required to give to any other party hereunder, shall be in writing and shall be personally delivered or sent by confirmed facsimile transmission (answer back received), nationally recognized courier, or first-class certified or registered United States mail, postage prepaid, return receipt requested, and sent to the party at its address appearing below or such other addresses as any party shall hereafter inform the other party hereto by written notice given as aforesaid:

    If to Tenant:

    Medarex, Inc.
    1545 Route 22 East
    P. O. Box 953
    Annandale, NJ   08801-0953
    Att: Donald L. Drakeman, President and CEO

    with a copy to:

    Sattlerlee Stephens Burke & Burke LLP
    230 Park Avenue
    New York, NY   10169

    If to Landlord:

    McCarthy Associates Limited
    A New Jersey limited partnership
    c/o John F. McCarthy, III
    228 Alexander Street
    P.O. Box 2329
    Princeton, NJ   08543-2329
or to such other person or place as a party may designate by notice as aforesaid. Notice by mail shall be deemed given on the third business day following deposit in the mail.

                                   ARTICLE 26

                                   NO WAIVER

    26.1 No waiver by Landlord of any breach by Tenant of any of the terms, covenants, agreements or conditions of this Lease shall be effective unless such waiver is contained in a writing subscribed by Landlord and no such waiver shall be deemed to constitute a waiver of any succeeding breach thereof, or a waiver of any breach of any of the terms, covenants, agreements and conditions herein contained.

    26.2 No employee of Landlord or of Landlord's agents shall have any authority to accept the keys of the Premises prior to the Termination Date and the delivery of keys to any employee of Landlord or Landlord's agents shall not operate as an acceptance of a termination of this Lease or an acceptance of a surrender of the Premises.

    26.3 The receipt by Landlord of the Minimum Rent and Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Minimum Rent or a lesser amount of the Additional Rent the due shall be deemed to be other than on account of the earliest stipulated amount then due, nor shall any endorsement or statement on any check or payment as Minimum Rent or additional Rent be deemed in accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Minimum Rent or Additional Rent or to pursue any other remedy provided in this Lease.

    26.4 Landlord's failure during the Term to prepare and deliver any of the statements, notice or bills set forth in this Lease shall not in any way cause Landlord to forfeit or surrender its rights to collect any amount that may have become due and owing to it during the term of this Lease.

                                   ARTICLE 27

                              LANDLORD'S LIABILITY

    Landlord or its agents shall not be liable to Tenant for any injury or any loss (by theft or otherwise) or damage to property of Tenant in the Premises or on the Real Property, unless caused by or due to the negligence or wilful misconduct of Landlord or its agents.

                                   ARTICLE 28

                   MUTUAL INDEMNIFICATION TENANT'S LIABILITY

    28.1 Tenant shall indemnify and save Landlord harmless against any liability to and claim by or on behalf of any person, firm, Governmental Authority, corporation or entity for personal injury, death or property damage arising from:

        28.1.1 the use or occupancy by Tenant of the Premises or from any work or things whatsoever done or omitted to be done thereat by Tenant or Tenant's Visitors.

        28.1.2 any breach or default by Tenant of and/or under any of the terms, covenants and conditions of this Lease.

        28.1.3  any negligence of Tenant.

        28.1.4 any accident, injury or damage whatsoever caused to any person, firm, or corporation or to any property (other than those caused by Landlord or its agents, servants, employees or contractors) occurring during the term hereof, in or about the Premises.

and including all reasonable costs, counsel fees, expenses and penalties incurred by Landlord in connection with any such liability or claim, provided, however, that Tenant shall have the prior opportunity, at Tenant's cost and expense to defend, settle or compromise any such liability or claim with counsel of Tenant's choosing.

    28.2 Landlord shall not be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor shall Landlord be liable for the loss of or damage to any property of Tenant by theft or otherwise unless due to the negligence or wilful misconduct of Landlord, its servants, agents or employees, nor for any damage caused by other tenants or persons in the Building or caused by operations in construction of any work on behalf of third parties unless due to the negligence or wilful misconduct of Landlord.

    28.3 Landlord shall indemnify and save Tenant harmless against any liability to and claim by or on behalf of any person, firm, Governmental Authority, corporation or entity for personal injury, death or property damage arising from:

        28.3.1 any breach or default by Landlord of and/or under any of the terms, covenants and conditions of this Lease;

        28.3.2  any negligence or wilful misconduct of Landlord.

and including all reasonable costs, counsel fees, expenses and penalties incurred by Tenant in connection with any such liability or claim, provided, however, that Landlord shall have the prior opportunity, at Landlord's cost and expense, to defend, settle or compromise any such liability or claim with counsel of Landlord's choosing.

                                   ARTICLE 29

                               TENANT'S INSURANCE

    29.1 Tenant will maintain with admitted insurers, authorized to do business in the State of New Jersey and which are rated A-Plus/X in Best's Key Rating Guide, comprehensive general liability insurance (including, during any period when Tenant is making alterations or improvements to the Premises, coverage for any construction on or about the Premises) against claims for bodily injury, personal injury, death or property damage occurring on, or in about the Premises and the adjoining streets, sidewalks and passageways, or as a result of ownership of facilities located on the Premises in amounts not less than $5,000,000.00 for each claim with respect to bodily injury, personal injury or death, $5,000,000.00 with respect to any one occurrence, and $5,000,000.00 with respect to all claims for property damage with respect to any one occurrence.

    29.2 The policy of insurance required to be maintained by Tenant pursuant to Section 29.1 shall name as the insured parties Landlord and Tenant as their respective interests may appear, shall be reasonably satisfactory to Landlord and shall (a) bear a standard first mortgage endorsement in favor of any holder or holders of a first mortgage lien on the Premises with loss payable to such holder or holders, (b) include a waiver of all rights or subrogation against Landlord, such holder or holders and Tenant, (c) provide, for the benefit of such holder or holders, that thirty (30) days' prior written notice of suspension, cancellation, termination, modification, non-renewal or lapse or material change of coverage shall be given and that such insurance shall not be invalidated by any act or negligence of Landlord or Tenant or any owner of the Premises, nor by any foreclosure or other proceedings or notices thereof relating to the Premises or any interest therein, nor by any change in the title or ownership of the Premises, nor by occupation of the Premises for purposes more hazardous than are permitted by such policy, (c) not contain a provision relieving the insurer thereunder of liability for any loss by reason of the existence of other policies of insurance covering the Premises against the peril involved, whether collectible or not, and (e) include a contractual liability endorsement evidencing coverage of Tenant's obligation to indemnify Landlord pursuant to Section 28 hereof.

    29.3 Prior to the Commencement Date, Tenant shall deliver to Landlord original or duplicate policies or certificates of the insurers evidencing all of the insurance which is required to be maintained hereunder by Tenant, and, within ten (10) days prior to the expiration of any such insurance, other original or duplicate policies or certificates evidencing the renewal of such insurance.

    29.4 Tenant shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by Section 29.1 unless both Landlord and Tenant are named as insureds therein.

    29.5 Landlord and Tenant mutually agree that with respect to any loss which is covered by insurance then being carried by the parties, or required to be carried, the one carrying or required to carry such insurance and suffering such loss hereby releases the other or and from any and all claims with respect to such loss to the extent of such insurance carried or required to be carried. Landlord and Tenant also agree that their respective insurance companies shall have no right of subrogation against the other on account thereof. Nothing contained in this Section 29.5 shall be deemed to modify or otherwise effect any releases herein or either party from liability for claims.

                                   ARTICLE 30

                                MECHANICS' LIEN

    If, because of any act or omission of Tenant, any mechanics' or other lien, charge or order for the payment of money, or otherwise shall be filed against the Premises or the Building (whether or not such lien, charge or order is valid or enforceable as such), Tenant, at Tenant's expense, shall cause it to be canceled or discharged of record by bonding or otherwise within thirty (30) days after such filing, and Tenant shall, in any event, forever indemnify and save Landlord harmless against and shall pay all costs, expenses, losses, fires and penalties, including, without limitation, attorneys' fees related thereto or resulting therefrom.

                                   ARTICLE 31

                             DEFINITION OF LANDLORD

    The term "Landlord" as used in this Lease means only the present owner of the Real Property. In the event of any transfer of title to Real Property, the Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder except for liabilities which arose prior to such transfer and this Lease shall be deemed and construed as a covenant running with the land without further agreement between the parties to their successors in interest.

                                   ARTICLE 32

                              DEFINITION OF TENANT

    The term "Tenant" as used in this Lease includes Tenant, its successors and assigns and any person or entity claiming by, through or under Tenant.

                                   ARTICLE 33

                             NO PERSONAL LIABILITY

    Landlord shall be under no personal liability with respect to any of the provisions of this Lease. If Landlord is in breach or default with respect to its obligations or otherwise, no recourse or relief shall be had under any rule of law, statute or constitution or by any enforcement of any assessments or penalties or otherwise, or based on or in respect of this Lease (whether by breach of any obligation, monetary or non-monetary), against Landlord, it being expressly understood that all obligations of Landlord under or relating to this Lease are solely obligations payable out of the Premises and are compensable solely therefrom. It is expressly understood that all such liability is and is being expressly waived and released as a condition of and as a condition for the execution of this Lease, and Tenant expressly waives and releases all such liability as a condition of, and as a consideration for, the execution of this Lease by Landlord. Landlord hereby agrees to maintain with an insurer selected by it a general liability insurance policy against claims for bodily injury, personal injury, death or property damage occurring on or about the Real Property in amounts not less than $5,000,000.00 for each claim with respect to bodily injury, personal injury or death, $5,000,000.00 with respect to any one occurrence, and $5,000,000.00 with respect to all claims for property damage with respect to any one occurrence.

                                   ARTICLE 34

                                   DIRECTORY

    Landlord shall furnish and service near the entrance of the Building a directory, listing therein such reasonable and customary number of names that Tenant may from time to time request to be listed in such directory. Nothing in this Article shall be construed to require Landlord to list in the directory more names for Tenant than Tenant's Proportionate Share of the total number of listings available in the directory.

                                   ARTICLE 35

                             ENVIRONMENTAL MATTERS

    35.1 Tenant represents and warrants that although it may be an "industrial establishment" as defined in the Environmental Cleanup Responsibility Act as amended by the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq.
                                                        --------         ------
("ISRA") it will not engage in operations which involve the generation, manufacture, refining, transportation, treatment, storage, handling, or disposal of hazardous substances or hazardous wastes on-site, above or below ground at the Real Property. Tenant agrees that the Landlord shall have the right to conduct or have conducted by its agents or contractors, such environmental inspections as the Landlord shall reasonably deem necessary or advisable from time to time. Tenant shall cooperate with such inspection efforts, such cooperation shall include, without limitation, supplying such information concerning the operations conducted, and "hazardous substances" or "hazardous wastes", as such term is defined in the applicable environmental laws, located at the Premises.

    35.2 In the event that Tenant now is or hereafter becomes an "industrial establishment", then in additional to all of Landlord's rights and remedies herein, Tenant shall comply with all requirements or ISRA, however arising, related directly or indirectly to the Tenant's operations at the Premises.

    35.3 Tenant shall not cause or permit the Premises to be in violation of, or do anything which would subject the Premises to any remedial obligations under, any applicable environmental law and shall promptly notify Landlord, in writing, or any existing, pending or threatened investigation or inquiry by any governmental authority in connection with any applicable environmental law.

    35.4 Tenant shall not cause or permit to exist, as a result of any intentional or unintentional action or omission on the part of Tenant in or about the Real Property, a releasing, spilling, leaking, pumping, emitting, pouring, emptying or dumping of a "hazardous substance" or "hazardous wastes", as such terms are defined in the applicable environmental laws, into waters or onto the lands of the State of New Jersey, or into waters outside the jurisdiction of the State of New Jersey, where damage may result to the lands, waters, fish, shellfish, wildlife, biota, air and other resources owned, managed, held in trust or otherwise controlled by the State of New Jersey, unless said release, spill, leak, etc., is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal or state governmental authorities.

    35.5 At no expense to Landlord or Tenant, Tenant and Landlord each agree to promptly provide all information requested by the other for preparation of non-applicability affidavits and shall promptly sign such affidavits when requested. Tenant shall indemnify, defend and hold Landlord harmless from all fines, suits, procedures, claims and actions of any kind arising out or in any way connected with any spills or discharges of hazardous substances or wastes at the Premises which occur during the Term of this Lease by reason of Tenant's beach of the provisions of this Article. Landlord shall indemnify, defend and hold Tenant harmless from and against all any and all liabilities, losses and costs which Tenant may incur arising out of the presence of any hazardous substance or hazardous waste on the Premises where such presence: (1) predates occupancy of the Premises by Tenant, or (2) was caused solely by the negligence or wilful misconduct of Landlord.

    35.6 This Article shall survive the expiration or sooner termination of this Lease.

                                   ARTICLE 36

                                    SECURITY

    36.1 Tenant has deposited with Landlord a sum representing two months Minimum Rent as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. In the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of Minimum Rent or Additional Rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Minimum Rent and Additional Rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including, but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. Landlord shall have not duty to hold such security in a trust account and may co-mingle such security with its own funds. Tenant acknowledges and agrees that no interest shall be payable to Tenant on such security deposit.

    36.2 In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned to Tenant, without interest, within thirty (30) days after the date fixed as the end of this Lease and after delivery of entire possession of the Premises to Landlord. In the event of a sale of the Real Property, Landlord shall have the right to transfer the security to the vendee and, provided the transferee acknowledges in writing receipt of such security, Landlord shall thereupon be released by Tenant from all liability for the return of such security and Tenant shall thereupon look to the new landlord solely for the return of said security. It is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new landlord.

    36.3 Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security, and that neither Landlord nor its successor or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

                                   ARTICLE 37

                             INTENTIONALLY OMITTED

                                   ARTICLE 38

                                 MISCELLANEOUS

    38.1  Entire Agreement.  This Lease contains the entire agreement between
          ----------------
the parties, and any attempt hereafter made to change, modify, waive, discharge or effect an abandonment of it in whole or in part shall be void and ineffective unless in writing and signed by the party against whom enforcement of the change, modification, waiver, discharge or abandonments is sought.

    38.2  Jury Trial Waiver.  Landlord and Tenant do hereby waive trial by jury
          -----------------
in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any connection with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or any claim, injury or damage, or any emergency or statutory remedy.

    38.3  Broker.  Tenant represents to Landlord that it has not dealt with any
          ------
real estate broker or sales representative other than Fennelly Associates and Keller, Dodds & Woodworth, Inc.. in connection with this Lease. Tenant agrees to indemnify, defend and hold harmless Landlord and the respective directors, officers, employees and partners of the foregoing entities or of any partner of the foregoing entities, from and against all threatened or asserted claims, liabilities, costs or damages (including reasonable attorneys' fees and disbursements) which they may incur as a result of a breach of this representation. Landlord shall pay commissions to the above named brokers pursuant to a separate written agreement between Landlord and such brokers.

    38.4  Separability.  If any term or provision of this Lease or the
          ------------
application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby and all other terms and provisions of this Lease shall be valid and enforced to the fullest extent permitted by law.

    38.5  Interpretation.
          --------------

        38.5.1 Whenever in this Lease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of covenants.

        38.5.2 Words of any gender used in this Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural, when the sense requires.

        38.5.3 All pronouns and any variations thereof shall be deemed to refer to the neuter, masculine, feminine, singular or plural as the identity of the Tenant requires.

        38.5.4 This Lease shall not be strictly construed either against Landlord or Tenant.

        38.5.5 No remedy or election given by any provision in this Lease shall be deemed exclusive unless so indicated, but each shall, wherever possible, be cumulative with all other remedies in law or equity as otherwise specifically provided.

        38.5.6 Each provision hereof shall be deemed both a covenant and a condition and shall run with the land.

        38.5.7 If, and to the extent that, any of the provisions of any rider to this Lease conflict or are otherwise inconsistent with any of the preceding provisions of this Lease, or of the Rules and Regulations appended to this Lease, whether or not such inconsistency is expressly noted in the rider, the provisions of the rider shall prevail, and in case of inconsistency with said Rules and Regulations, shall be deemed a waiver of such Rules and Regulations with respect to Tenant to the extent of such inconsistency.

        38.5.8 Tenant agrees that all of Tenant's covenants and agreements herein contained providing for the payment of money and Tenant's covenant to remove mechanics' liens shall be deemed conditions as well as covenants, and if default be made in any such covenants, Landlord shall have all of the rights provided for herein.

        38.5.9 The parties mutually agree that the Basic Lease Information cover sheet, headings and captions contained in this Lease are inserted for convenience of reference only, and are not to be deemed part of or to be used in construing this Lease. If, and to the extent that, any of the provisions set forth on the cover sheet conflict or are otherwise inconsistent with any of the provisions of the Lease, the provisions of the Lease shall prevail.

        38.5.10 The covenants and agreements herein contained shall, subject to the provisions of this Lease, bind and inure to the benefit of Landlord, its successors and assigns, and Tenant, its successors and assigns, except as otherwise provided herein.

        38.5.11 This Lease has been executed and delivered in the State of New Jersey and shall be construed in accordance with the laws of the State of New Jersey, and Landlord and Tenant acknowledge that all of the applicable statutes of the State of New Jersey are superimposed on the rights, duties and obligations of Landlord and Tenant hereunder, and this Lease shall not otherwise provide that which said statutes prohibit.

        38.5.12 Landlord has made no representations or promises with respect to the Premises or the Real Property, except as expressly contained herein.

        38.5.13 Tenant has inspected the Premises and agrees to take the same in an "as is" condition, except as otherwise expressly set forth herein.

        38.5.14 Landlord shall have no obligation, except as herein set forth, to do any work in and to the Premises to render them ready for occupancy and use by Tenant.

    38.6  No Recording.  Tenant shall not record this Lease or a memorandum
          ------------
thereof.

    38.7  Not Offer, Option, etc.  The submission of this Lease to Tenant for
          -----------------------
examination does not constitute by Landlord a reservation of, or an option to Tenant for, the Premises, or an offer to lease on the terms set forth herein, and this Lease shall become effective as a lease agreement only upon execution and delivery thereof by Landlord and Tenant.

    38.8  Force Majeure.  If, by reason of a strike, labor troubles or cause
          -------------
beyond Landlord's control, including, but not limited to, governmental preemption in connection with a national emergency or any rule, order or regulation of any Governmental Authority, or conditions of supply and demand which are affected by war or other emergency, Landlord shall be unable to fulfill its obligations under this Lease or shall be unable to supply any service which Landlord is obligated to supply, this Lease and Tenant's obligation to pay Minimum Rent and Additional Rent hereunder shall in no way be affected, impaired or excused.

                                   ARTICLE 39

                                 RENEWAL OPTION

    39.1 Provided (a) no Event of Default has occurred and remained uncured as of the date Tenant exercised its renewal option and (b) Tenant has not assigned this Lease or sublet all of the Premises, then Tenant shall have the right to extend the Term for one (1) additional period of five (5) years (the "First Option Period") by notice given to Landlord not more than one year and less than one hundred and eighty (180) days prior to the fifth (5/th/) anniversary of the Commencement Date (time being of the essence with respect to the giving of such notice). If Tenant exercises its renewal option for a second five year term, all terms and conditions of this Lease shall remain in effect during the First Option Period, except that the Minimum Rent shall be computed in the manner set forth in Exhibit "F". Prior to commencement of the First Option Period,
         -----------
Landlord shall not be obligated to perform any work to the Premises.

    39.2 Provided (a) no Event of Default has occurred and remained uncured as of the date Tenant exercised its renewal option and (b) Tenant has not assigned this Lease or sublet all of the Premises, then Tenant shall have the right to extend the Term for one (1) additional period of five (5) years (the "Second Option Period") by notice given to Landlord not more than one year and less than one hundred and eighty (180) days prior to the tenth (10/th/) anniversary of the Commencement Date (time being of the essence with respect to the giving of such notice). If Tenant exercises its renewal option during the First Option Period, all terms and conditions of this Lease shall remain in effect during the Second Option Period, except that the Minimum Rent shall be computed in the manner set forth in Exhibit "F". Prior to the commencement of
                                    -----------
the Second Option Period, Landlord shall not be obligated to perform any work to the Premises, and Tenant shall not be allowed to extend the Term beyond the expiration of the Second Option Period.

                                   ARTICLE 40

                                    PROPERTY

    Tenant shall purchase from Landlord the personal property and fixtures set forth in Exhibit G attached hereto ("Property"), as amended by this Article 40,
         ---------
for $30,000.00, such payment to be made to Landlord at the same time as the first month's rent and security deposit is paid. Exhibit G shall be amended to
                                                 ---------
include the security system and to exclude one fax machine and the copier. Additionally, prior to the Commencement Date, Landlord may, at Landlord's option, take ownership of certain personal property set forth on Exhibit G,
                                                                 ---------
exclusive of the conference table in the large room, and in such event the purchase price shall be adjusted accordingly on a pro rata basis and Tenant shall receive a credit towards the next ensuing installment or installments of Rent in the amount of the adjustment. Tenant accepts the Property in an "as is" condition. Landlord makes no representations or warranties regarding the Property other than as set herein. Landlord has represented to Tenant that the Property is presently owned by TMF and encumbered by UCC-1 financing statements, a copy of which have been provided to Tenant's counsel. If Landlord is unable to transfer to Tenant good and marketable title to the Property free and clear of all liens, claims and encumbrances (as determined by Tenant's counsel) by October 1, 1999 (or by such later date if agreed to by Landlord and Tenant), Tenant may, at Tenant's option, receive either (a) a refund of the purchase price or (b) a credit in the amount of the purchase price towards the next ensuing installment or installments of Rent. In such event Tenant shall return the Property to Landlord. Landlord shall transfer ownership of the Property to Tenant by a Bill of Sale prepared by Landlord and acceptable to Tenant.

                                   ARTICLE 41

                OBLIGATION OF TENANT  TO LEASE CONTIGUOUS SPACE

    41.1 "Contiguous Space" shall mean and refer to 4600 square feet of rentable space in the Building designated as the "Technology Management 4600 SF" contiguous to the Premises as shown as Exhibit "B" attached hereto. As long as
                                       -----------
(1) Tenant has fully and faithfully performed all the terms, conditions and covenants of this Lease on its part to be performed; (2) the Contiguous Space becomes available for lease during the Term, Landlord shall first notify Tenant that the Contiguous Space is available by giving Tenant written notice ("Availability Notice") specifying the date of availability of such Contiguous Space and sending Tenant an addendum to the Lease whereby Tenant shall lease this Contiguous Space. Within ten (10) calendar days of Tenant's receipt of the Availability Notice, Tenant shall execute and deliver to Landlord the addendum to the Lease whereby Tenant shall lease the Contiguous Space for a term to be the same as the remaining initial Term of this Lease.

    41.2 All of the terms, covenants, and conditions of this Lease shall apply and obtain to the Contiguous Space except that (a) if the Contiguous Space becomes available in 1999 or 2000, the Minimum Rent shall be $23.50 per square foot and the Base Year will not change, but if the Contiguous Space becomes available after 2000, the Minimum Rent shall be computed in the manner set forth in Exhibit "F" and the Base Year with respect to the Contiguous Space shall be
   ------------
the year in which the rental of the Contiguous Space commences, and (b) the Tenant's Proportionate Share, Additional Rent, Security Deposit and all other charges shall be adjusted accordingly based on an additional 4600 square feet as part of the Premises, for Premises consisting of a total of 11,010 square feet.

                                   ARTICLE 42

                                NON-DISTURBANCE

    It is agreed that Landlord will exercise its best efforts to secure from the mortgagee of any mortgage or mortgages currently or hereafter placed on the Premises an agreement on the part of the mortgagee (i) not to disturb Tenant's occupancy so long as Tenant performs its obligations under this Lease and (ii) not unreasonably to withhold or delay any consent or approval required to be obtained from such mortgagee by Tenant on condition that Tenant, when requested by the mortgagee, shall execute an attornment agreement to the mortgagee should the mortgagee succeed to the rights of Landlord under this Lease.

                                   ARTICLE 43

              CONSENTS, APPROVALS, COMPUTATIONS AND DETERMINATIONS

    It is agreed that no consent or approval of Landlord referred to in this Lease shall be unreasonably withheld or delayed, and that no computation or determination by Landlord shall be made except in a reasonable manner

                                   ARTICLE 44

                   LANDLORDS' REPRESENTATIONS AND WARRANTIES

    Landlord represents and warrants that:

        44.1 Landlord has good and marketable title to the Real Property and the Building.

        44.2 Landlord has no knowledge of any pending or contemplated condemnation or eminent domain proceeding which would affect the Building or the Premises or any part thereof and there is no litigation, proceeding (zoning or otherwise) or governmental investigation pending or, to the knowledge of Landlord, threatened against Landlord or the Building which would affect the Building or the Premises.

        44.3 There are no pending tax abatement or exemption proceedings and no existing tax abatements or exemptions, total or partial, in respect of the Real Property or the Building, nor have any been applied for.

        44.4 Neither Landlord nor the Real Property nor the Building is subject to any order issued by any governmental agency prohibiting the release, discharge or deposit of, or directing clean-up or payment for clean-up of, any hazardous or toxic substances, except as disclosed in the report entitled "Phase I Environmental Site Assessment dated April 26, 1999 prepared by Professional Services Industries, Inc., Project No. 512-9F006."

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

        44.5 Upon delivery of possession of the Premises to Tenant, the Premises will be in conformity with all applicable laws, orders and regulations of Governmental Authorities and all building codes, rules, regulations and standards.

                IN WITNESS WHEREOF, the parties hereto have executed this Lease on the date first above written.

                                    LANDLORD:

                                    MCCARTHY ASSOCIATES LIMITED
ATTEST:                             By: Princeton Gateway Corporation, Inc.



                                    /s/ John F. McCarthy, III
--------------------------------    --------------------------------
Name:  John F. McCarthy, Jr.        Name:  John F. McCarthy, III
Title: Secretary                    Title: President



ATTEST:                             TENANT:
                                    Medarex, Inc.



                                    /s/ Donald L. Drakeman
--------------------------------    --------------------------------
Name:                               Name:  Donald L. Drakeman
Title:                              Title: President and CEO

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